EXHIBIT 99.1

     American River Bankshares Schedules its First Quarterly Conference Call

Sacramento, CA, October 17, 2006 - American River Bankshares (NASDAQ-GS: AMRB) today announced that it will host its first quarterly conference call on Thursday, October 19, 2006 at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) to discuss third quarter 2006 financial results.

David T. Taber, President and CEO, and Mitchell A. Derenzo, Executive Vice President and Chief Financial Officer, both of American River Bankshares, will lead a live thirty-minute presentation and answer questions.

Shareholders, analysts and other interested parties are invited to join the call by dialing (877) 584-2599 and entering the Conference ID # 9155879. An encore of the call will be available two hours after the call's completion through October 23rd by calling (800) 642-1687 or (706) 645-9291 and entering the Conference ID. After October 23rd, a replay of the call will be archived on the "Financial Reports" page of www.amrb.com.

Third quarter 2006 financial results will be released at market open on Thursday, October 19, 2006.


About American River Bankshares
-------------------------------
American River Bankshares [NASDAQ: AMRB] is the parent company of American River Bank ("ARB"), a community business bank serving Sacramento, CA that operates a family of financial services providers, including North Coast Bank [a division of "ARB"] in Sonoma County and Bank of Amador [a division of "ARB"] in Amador County. For more information, please call 916-231-6700 or visit www.amrb.com; www.americanriverbank.com; www.northcoastbank.com; or www.bankofamador.com.

Forward-Looking Statement
-------------------------
Certain statements contained herein are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Actual results may differ materially from the results in these forward-looking statements. Factors that might cause such a difference include, among other matters, changes in interest rates, economic conditions, governmental regulation and legislation, credit quality, and competition affecting the Company's businesses generally; the risk of natural disasters and future catastrophic events including terrorist related incidents; and other factors discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2005, and in reports filed on Form 10-Q and Form 8-K. The Company does not undertake any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or otherwise.




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